CONSENT


     We have issued our report dated March 12, 1997, accompanying the consolidated financial statements of Larson Davis Incorporated and Subsidiaries appearing in the 1996 Annual Report on Form 10-K for the six months ended December 31, 1996 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


                                   /s/ Grant Thornton LLP

                                   GRANT THORNTON LLP

Salt Lake City, Utah
March 28, 1997